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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
                                    STEVE W. HEROD
                                    713/ 821-7102
                                    sherod@3tecenergy.com



                            3TEC ENERGY CORPORATION
                         ANNOUNCES ANNUAL MEETING DATE


HOUSTON, TEXAS, APRIL 3, 2000 . . . 3TEC Energy Corporation (NASDAQ SmallCap:
TTEN) announced today that it has scheduled it's annual shareholders meeting for May 24, 2000 at 10:00 a.m., at a location to be announced in 3TEC's proxy statement that will be sent to shareholders.

3TEC Energy Corporation is engaged in the acquisition, development, production and exploration of oil and natural gas, with properties geographically concentrated in East Texas and the Gulf Coast region. 3TEC also owns significant properties in the Permian and San Juan basins and in the Mid-Continent region.





The information contained in this press release may contain projections, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include the timing and extent of changes in commodity prices for oil and gas, environmental risks, drilling, producing and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, government regulation, competition and the ability of the Company to meet its stated business goals.